Exhibit 10.1

                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------

This  agreement  dated  as  of  the  21st  day  of  September,  2000

BETWEEN:

          THERMO ENZYME PRODUCTS INC., a company formed under the laws of British Columbia having an address at 8412 Armstrong Road, Langley, British Columbia V1M 3P5

          (the "Licensor")

AND:

          DURO ENZYME SOLUTIONS INC., a corporation formed under the laws of the State of Nevada and having an address at 50 West Liberty, Suite 880, Reno, Nevada 89501

          (the "Licensee")

WHEREAS:

A. The Licensor is the owner of all rights to, title to, and interest in certain technology (and certain patents, trade secrets, application for patents pending and registered trade names and has developed expertise and skill pertaining to the DuroZyme process and plants and 3SF Technology as more particularly described in Schedule "A" hereto and other and further areas related thereto which are not specifically enumerated herein in respect of which the Licensor has conducted research and developed expertise and skills (all hereinafter collectively referred to as the "Technology");

B. Licensee and Licensor have agreed that Licensee shall conduct research and development in connection with the extension of the state of the art of the Technology and the commercial exploitation of the Technology, Present Technology and Developed Technology and shall be entitled to avail itself of the Technology Present Technology and Developed Technology and of the know-how and expertise of the Licensor for such purposes;

C. The Licensor acquired all its property rights, interest and future interest in the technology herein from Dan Cumming, Rene Branconnier and Robert Jackman who, together as Transferors therein, entered into a certain General Conveyance in favour of the Licensor as Transferee therein.

NOW THEREFORE in consideration of the premises and of the sum of $10.00 and other good and valuable consideration now paid and given, (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties hereby covenant and agree each with the other as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

1.1     As  used  herein  the  following words shall have the following meaning:

     (a) "Affiliate" means that term defined in the Company Act (British Columbia);

     (b) "Developed Technology" means all technical information, know-how and skills developed or to be developed by the Licensee as a result of the Licensee's Research and Development Program in Canada or elsewhere in the world whether or not such technical information, know-how and skills relate to the Present Technology;

     (c)  "Exclusive Territory" means all areas within the world;

     (d) "know-how" means information including, without limitation, invention records, research records and reports, developments, reports, experimental and other engineering reports, pilot equipment designs, quality control reports and specifications, models, tools and parts, manufacturing and production techniques, processes, methods or any other information relating to or concerning the Technology, the
          Present Technology or Developed Technology arising out of the Licensee's Research and Development Program;

     (e) "Licensee's Research and Development Program" means the research and development in respect of the Technology, Present Technology and Developed Technology to be conducted by the Licensee in Canada or elsewhere in the world in which the Licensor has agreed to participate as may be more particularly set out pursuant to one or more agreements entered into by the Licensee, the Licensor and others; and

     (f) "Present Technology" means all technical information, know-how and techniques relating to those items set forth in Recital A or otherwise, developed prior to the date hereof by the Licensor.

                                   ARTICLE II
                           GRANT OF EXCLUSIVE LICENSE
                           --------------------------

2.1 Licensor hereby grants to Licensee an exclusive license (the "License") to use the Technology, the Present Technology and Developed Technology anywhere in the world for the term of this Agreement for the purposes of conducting research and development in connection with those items stated in Recital B and on the terms and conditions herein set forth. The Licensor hereby represents and warrants to the Licensee that the Licensor has the right to grant the license to use the Technology and Present Technology for the purposes and on the terms and conditions set forth herein, and hereby covenants and agrees to forthwith following the execution of this Agreement to take all necessary steps and do all things to obtain a patent or patents, at the Licensor's discretion, in respect of the Technology or Present Technology and to provide proof of the existence of such patent(s) to the Licensee on request. All costs in respect of obtaining patent(s) relating to the Present Technology shall be borne by the Licensee. The Licensor shall retain all rights and ownership of said patents.


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
2.2 In connection with the License hereinbefore granted and for no additional consideration except as may be set out in other agreements between one or more of the Licensor, Licensee and other parties entered into of even date herewith or in the future the Licensor agrees to furnish Licensee with:

     (a)  complete   information  on  the  methods  of  and  apparatus  for  the
          Technology  and  Present  Technology   heretofore   developed  by  the
          Licensor;

     (b) specifications and prints or drawings in the possession of the Licensor for all special equipment or apparatus employed in the development of the Technology or Present Technology;

     (c) technical assistance as required by the Licensee relating to the Technology or Present Technology heretofore developed by the Licensor;

     (d) instructions to personnel of the Licensee as to technical and other matters required in connection with the Licensee's Research and Development Program; and

     (e) without limiting the generality of the foregoing, all of the know-how (as defined in Section 1.1(d) hereof).

                                   ARTICLE III
                          CONFIDENTIALITY AND OWNERSHIP
                          -----------------------------

3.1 The Licensor and Licensee acknowledge and agree with each other that all information connected with the Technology, Present Technology, Developed Technology, and research and development projects including without limitation, all information, data, inventions, discoveries, improvements, modifications or developments in any manner resulting from the work performed by the Licensee pursuant to this Agreement, is confidential, and the Licensee and Licensor covenant and agree with each other to use their best efforts to ensure that such information does not become public knowledge and undertake not to disclose such information or any part thereof to any other person except to their respective employees, consultants and subcontractors and the employees thereof as may be necessary to carry out their respective rights and obligations under this Agreement, and except to any party to a Research Agreement which has been entered into by the Licensee and in respect of which the information disclosed relates to a research and development project pursuant to such Research Agreement, and except as may be required for their respective financial reporting, income tax or regulatory purposes. The Licensee shall upon request from the Licensor and at the cost of the Licensee cause its employees, consultants and/or subcontractors to testify on behalf of the Licensor in any action or proceeding relating to any research and development project and to do all things necessary and proper for the prosecution of any patent application and its maturity into a patent or for the prosecution or defense of any patent issued. The Licensee shall cause its employees, consultants and subcontractors to execute the Licensor's Proprietary Rights and Confidentiality Agreement substantially in the form attached hereto as Schedule "B", or in such form as the Licensor may require.


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
                                   ARTICLE IV
                            EXCLUSIVE LICENSE TO USE
                            ------------------------

4.1 In addition to the grant referred to in Section 2.1, the Licensor hereby grants to the Licensee the sole and exclusive rights and license in the Exclusive Territory for the term of this Agreement to use all the technology developed by the Licensee or Licensor in connection with and to manufacture, use, market and commercially exploit the Technology, Present Technology, and Developed Technology. Provided this Agreement remains in force, during such time in force the Licensor agrees not to manufacture, use or market, directly or indirectly, the Technology, Present Technology or Developed Technology in the Exclusive Territory.

4.2 The Licensee shall have the right to use any trademark or trade name of the Licensor employed by the Licensor in connection with Technology, Present Technology or Developed Technology, provided that the Licensor's proprietary rights to such mark or name are shown as part thereof.

4.3 In consideration of the premises and other good and valuable consideration, the Licensor hereby grants to the Licensee a license commensurate in scope to that provided for in Section 4.1 hereof, to manufacture, use and market any and all improvements or inventions in or to the Technology, Present Technology or Developed Technology in the Exclusive Territory.

4.4 The Licensor hereby acknowledges that it is the intention of the Licensee to sublicense the rights and licenses granted to the Licensee pursuant to Sections 4.1, 4.2 and 4.3 to a one or more third parties (each hereinafter referred to as a "Sublicensee") and the Licensor hereby consents, without further notice, agreement or action, to such sublicensing and such further sublicensing by the Sublicensee to a party (hereinafter referred to as the "Sub-sublicensee) as may be necessary for the proper conduct of the business of the Licensee and Sublicensee.

4.5 The Licensor hereby undertakes and agrees that it shall, at the request of the Licensee, cause the Licensee, and any Sublicensee or Sub-sublicensee, to be registered as a registered user of any and all trademarks, trade names and patents comprising or utilized in connection with the Technology, Present Technology, or Developed Technology, PROVIDED THAT the Licensee, and Sublicensee or Sub-sublicensee shall show as part of the use thereof the Licensor's proprietary rights to such trademark, trade name or patent. The cost of any and all such registrations as registered user shall be borne by the Licensee.

                                    ARTICLE V
                         DEVELOPED TECHNOLOGY - PATENTS
                         ------------------------------

5.1 The parties acknowledge and agree that Developed Technology and know-how relating thereto will arise from the research and development programs of the Licensee carried on pursuant to the grant contained in Section 2.1 and further acknowledge and agree that it is in their respective best interest to ensure that patents are obtained in respect of the Developed Technology as soon as practicable within the discretion of the Licensee during the course of development of the Developed Technology and that as the Developed Technology or any part of it reaches a stage of development appropriate for application for a patent relating thereto, the Licensee shall transfer all right, title and interest in such Developed Technology to the Licensor in accordance with this paragraph and the Licensee shall continue to have the exclusive rights to utilize such Developed Technology and know-how relating thereto pursuant to this Agreement and the grant set forth in Section 2.1 and Section 4.1 hereto.

5.2 Following the transfer referred to in Section 5.1 each of the parties hereto shall on two weeks advance notice make available for inspection during normal business hours by the other party all of its laboratory and production facilities relating to the Developed Technology and to instruct the other party with respect to all techniques and know-how relating to same. The parties agree to keep confidential and not to disclose to any unlicensed party and confidential information. The party making a request for the information shall bear all of the costs of preparation by the other party of all drawings, specifications or other data not in possession of the party requesting the same.

5.3 Following the transfer referred to in Section 5.1 the Licensor shall promptly apply for patents in the name of the Licensor in Canada and the United States and elsewhere as is deemed appropriate to protect the Licensee's rights to exclusive use as set out herein with respect to the Developed Technology and the know-how relating thereto all at the sole cost and expense of the Licensee. In consideration therefor the Licensee shall immediately advise the Licensor of any patentable matter or thing arising or occurring during the development of the Developed Technology and shall provide the Licensor with drawings, reports, models, plans, designs, prototypes, drawings and documentation of every kind relating thereto all at the sole cost and expense of the Licensee.

                                   ARTICLE VI
                            TERMINATION AND OWNERSHIP
                            -------------------------

6.1 Upon the occurrence of any of the following events, this Agreement shall terminate in part, at the option of the Licensee:

     (a) The dissolution or the liquidation of the assets of any of the parties comprising the Licensor, or the filing of a petition in bankruptcy or insolvency, or for an arrangement or reorganization by, for or against any of the parties comprising the Licensor or the appointment of a receiver or a trustee for all or a portion of the property of any of the parties comprising the Licensor makes an assignment for the benefit of its creditors or any act for or in bankruptcy;

     (b) The assets or interest in this Agreement of any of the parties comprising the Licensor being seized by a creditor and the same not being released from seizure or bonded out within 30 days from the date of notice of such seizure;

     (c) If any of the parties comprising the Licensor (as the case may in this section 6.1, the "Defaulting Party") fails to perform any material obligation under this Agreement and such failure continues for a period of 30 days after receipt by the Defaulting Party of notice thereof from the other party specifying such failure.

PROVIDED HOWEVER that in the event that the Licensor exercises its option to terminate as set out hereinbefore then and in that event the Licensor undertakes and agrees that such termination shall not affect in any manner whatsoever the rights of any Sublicensee or Sub-sublicensee as defined hereinbefore and existing as at the date of such termination and such Sublicensee or Sub-sublicensee shall continue to be able to manufacture, use, market, and commercially exploit the Technology, Present Technology and Developed Technology pursuant to the terms of any sublicense or sub-sublicense agreement as if this Agreement was still in full force and effect and no termination pursuant to this Section had occurred.

6.2 Upon the occurrence of any of the following events this Agreement shall terminate in part at the option of the Licensor:

     (a) The dissolution or the liquidation of the assets of any of the parties comprising the Licensee, or the filing of a petition in bankruptcy or insolvency, or for an arrangement or reorganization by, for or against any of the parties comprising the Licensee or the appointment of a receiver or a trustee for all or a portion of the property of any of the parties comprising the Licensee or if any of the parties comprising the Licensee makes an assignment for the benefit of its creditors or any act for or in bankruptcy;

     (b) The assets or interest in this Agreement of any of the parties comprising the Licensee being seized by a creditor and the same not being released from seizure or bonded out within 30 days from the date of notice of such seizure;

     (c)  The corporate existence of the Licensee being terminated;

     (d) If the Licensee (as the case may be in this section 6.2, the "Defaulting Party") fails to perform any material obligation under this Agreement or under the Promissory Note, defined in section 8.3 of this Agreement, and such failure continues for a period of 30 days after receipt by the Defaulting Party of notice thereof from the other party specifying such failure.

PROVIDED HOWEVER that the Licensor hereby undertakes and agrees that the exercise of its option to terminate this Agreement shall operate solely as a termination of the rights of the Licensee under this Agreement and shall not affect the rights of any Sublicensee or Sub-sublicensee, as defined hereinbefore, in any fashion whatsoever and for the better securing of this undertaking the parties hereto undertake and agree that in the event of the exercise of the option to terminate as set out hereinbefore, the interest of the

Licensee in any sublicense agreement shall be deemed to have been assigned, on the day prior to the exercise of such option by the Licensor, to the Licensor and the Licensor shall be bound by all the terms and conditions of such sublicense agreements as if the Licensor were the Sublicensor named therein and this Agreement shall continue in full force and effect. No further action, agreement or consent shall be required from the Licensee to give effect to such assignment as set out hereinbefore.

6.3 All legal, beneficial and proprietary rights, title and interest in and to the Technology, Present Technology and Developed Technology and any research and development and all interim versions or development work pertaining thereto, whether patentable or not including all information and documentation relating thereto (collectively, the "Rights"), shall be the sole property of the Licensor PROVIDED HOWEVER that the Rights shall be limited to that portion of the research and development and all improvements thereto, if any, developed up to and including the date of termination.

6.4 The Licensee except as set out hereinbefore shall at its expense do or cause to be done, all things necessary to enable the Licensor to register, file, prosecute, maintain and protect trade secrets, copyrights, and applications for patents and the patents issuing thereon, and to protect the full ownership and right, title and interest in and to all the Rights.

6.5  The  Licensor's   ownership  of  the  Rights  shall  not  be  construed  as
     restricting or affecting the use or ownership by the Licensee of:

     (a)  basic knowledge or technology used in any research or development; or

     (b) the intellectual property of the Licensee used in the research and development.

6.6 Termination of the rights of the Licensee pursuant to this Agreement shall not release the Licensee from its obligation to provide complete information to the Licensor concerning all Sublicense and Sub-sublicense agreements prior to the effective date of such termination. The rights and obligations of the Licensee under Section 3.1 and this Article VI of this Agreement shall survive any such termination, except as expressly provided herein.

                                   ARTICLE VII
                        TRADEMARK AND PATENT INFRINGEMENT
                        ---------------------------------

7.1 In the event that any or all of the trademarks, trade names, patents, patents pending or trade secrets forming a part of the Technology and Present Technology or which form a part of or may form a part of the Developed Technology or know-how (hereinafter referred to as the "Patents and Trademarks") becomes the subject of litigation the Licensor hereby undertakes and agrees that it shall, at the cost of the Licensee, prosecute and/or defend such litigation, as the case may be, to the fullest extent possible including, but not limited to, all appeals possible in the event of such litigation resulting in a decision which results in the prohibition of the use of the Patents and Trademarks by the Licensee, or any Sublicensee or Sub-sublicensee.

7.2 The Licensee shall have the right during the continuance of this Agreement and subject to due compliance with the provisions of this Agreement and to the execution of such further documents relating to the use of Trade Marks as the Licensor may reasonably request, to use the Licensor's Trade Marks in marketing the Technology within the Designated Territory and for the purpose of describing itself as an official licensee of the Licensor and as authorized to utilize the Technology.


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
7.3  The Licensee agrees:

     (a) to comply with all reasonable instructions issued by the Licensor relating to the form and manner in which the Licensor's Trade Marks shall be used and to discontinue immediately upon notice from the Licensor any practice relating to the use of the Licensor's Trade Marks which in the Licensor's opinion would or might adversely affect the rights or interests of the Licensor or any Affiliate of the Licensor; and

     (b) not to contest the title of the Licensor (or any Affiliate company or any person from whom the Licensor obtained its rights to the Technology) to any Trade Marks, trade names, copyrights, patents or any other form of proprietary right in connection with the Technology not to effect any registrations thereof, and not to take any action to the detriment of their respective interests therein; and

     (c) for greater certainty, that as between the Licensee and the Licensor, except with respect to the terminable licensed use of the Technology under this Agreement, the Licensor retains the exclusive ownership of all right, title, benefit and interest in and to the Technology, and each and every improvement, enhancement, development of configuration thereto or thereof, each and every new, variant or other application thereof and all other rights, benefits and interests whatsoever, whether in rem or personal, of every description or kind, whensoever, howsoever or wheresoever derived or arising, attributable or relative thereto.

7.4 The Licensee shall promptly disclose to the Licensor for its ongoing use and the use of its licensees, all particulars of any improvement or further invention applicable to any of the Technology which is made or discovered by the Licensee or any of its employees or agents, or which comes to the Licensee's knowledge (whether or not the same be patented or patentable). The Licensor shall disclose any Improvements, when made or developed from time to time hereafter, to the Licensee for its ongoing use and the use of its permitted licensees, if any. For the purposes of this paragraph, "Improvements" means any and all improvements, enhancements, changes and modifications discovered or made by the Licensor to the Technology, patents, know-how and related materials and documentation and only as these Improvements relate to the patents referred to in Recital A herein and only in regard to the applications of the Technology specifically licensed to the Licensee pursuant to this Agreement.

7.5 All future improvements, changes or developments to or in the Technology, whether such improvements, changes or developments are designed or created by the Licensor or the Licensee or its employees or agents shall be the sole and exclusive property of the Licensor. Any improvements, changes or developments relating to the Technology, which may be designed or developed by the Licensee or its employees or agents, shall not be employed and/or used by the Licensee or its permitted assigns without prior written approval thereto by the Licensor's designated engineers or other nominees. The Licensee shall promptly provide to the Licensor written notice of all such proposed improvements, changes or developments immediately upon their design or development.


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
7.6 The Licensor and the Licensee acknowledge and agree with each other that all information connected with the Technology including without limitation, all information, (whether or not it is in the public domain) data, inventions, discoveries, improvements, modifications, developments, technical manuals, or process-flow manuals and data is confidential, and the Licensee and the Licensor covenant and agree with each other to use their best efforts to ensure that such information does not become public knowledge and undertake not to disclose such information or any part thereof to any other person except to their respective consultants, sub-contractors and employees as may be necessary to carry out their respective rights and obligations under this Agreement, and except as may be required for their respective financial reporting, income tax or regulatory purposes. The Licensee shall, upon request from the Licensor and at the cost of the Licensor, use the Licensee's best efforts to cause the Licensee's employees and sub-contractors to testify on behalf of the Licensor in any action or proceeding relating to the prosecution of any patent application and its maturity into a patent or for the prosecution or defence of any patent issued. The Licensee hereby further covenants and agrees with the Licensor that the Licensee shall require each and every one of its directors, officer, employees, consultants, or sub-contractors who are provided with any information in respect of the operation of the Technology or related knowledge to sign confidentiality agreements with the Licensee and the Licensor which shall be in a form acceptable to the Licensor.

7.7 This Agreement shall not be void or terminated by reason only that all or any of the trade marks, trade names, patents, or trade secrets forming a part of the Technology or related know-how are found to be unenforceable or invalid, provided that if any such litigation results in the prohibition of the use of the Technology by the Licensee within the Designated Territory then this Agreement shall terminate, provided that in no event shall the Licensor be liable for any economic loss or loss of profits suffered by the Licensee or by anyone claiming against or through the Licensee.

7.8 The Licensee shall not during the term of this Agreement and for a period of five (5) years after its rights to use all or any part of the Technology terminate either alone or in partnership or jointly or in conjunction with any person or persons, including without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder, or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name to be used or employed by any person or persons, including without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, engaged in or concerned with or interested in an operation or undertaking which is in any way competitive with the business of the Licensor as it relates to the Technology without having obtained the express written consent of the Licensor. The Licensee specifically acknowledges the geographical restriction contained herein is reasonable and necessary due to the nature of the Licensor's Technology.

7.9 Subject to the terms of Section 7.10, the Licensor shall defend or settle, at its own expense, any claim, demand, proceeding or action made or brought against the Licensee to the extent that the claim, demand, proceeding or action is based on a claim relating to the Licensor's ownership or authority to license the Technology or any part thereof to the Licensee, or that the manufacture, license, operation or use of the Technology provided by the Licensor pursuant to this Agreement infringes on any Canadian, United States or other patent rights, copyrights, trade mark or service mark rights, or other intellectual or industrial proprietary rights or constitutes a misappropriation of a trade secret or confidential information or a disclosure of a trade secret or breach of confidence of others.

7.10 The defence, settlements and payments referred to in Section 7.9 herein are expressly conditioned on the following:

     (a) that the Licensor is notified promptly in writing by the Licensee of any such claim, demand or action;

     (b) that the Licensor is granted in writing sole control of the defence of any such claim, demand or action and of all negotiation for its settlement, or

     (c) that Licensee cooperates with the Licensor in a reasonable way to facilitate the settlement or defence of the claim, demand or action; and

     (d) that the claim does not arise from modifications to the Technology not authorized in writing by the Licensor or from the use or combination of products provided by the Licensor with items provided by Licensee or others or from any other action by the Licensee not authorized by the Licensor.

                                  ARTICLE VIII
                                    PAYMENTS
                                    --------

8.1  The  following  terms  have  the  following  meanings:

     (a)  "Appointment   Fee"   means  the  sum  of  One   Million   US  Dollars
          (US$1,000,000);

     (b) "Collective Technologies" means the Technology, the Present Technology and Developed Technology, collectively;

     (c) "Effective Date of this Agreement" means the date first appearing on page one hereof;

     (d) "End Products" means any commercially valuable products created from any application of any of the Collective Technologies;

     (e) "Gross Revenue" means all revenue received or accrued by the Licensee or any other party deriving its rights, directly or indirectly, from or through the Licensee from any source earned from the application of any portion of the Collective Technologies including, without limitation, revenues from front-end charges, revenues from the sale, construction, rent, lease, processing charges or other use of engineering, technology, facilities and from any other use of the Collectively Technologies or portion thereof within the Exclusive
          Territory, and from the sale of End Products produced from the application of any of the Collective Technologies within the Exclusive Territory, including the value of all End Products produced by the Licensee or all of the users authorized by the Licensee or other such parties deriving rights as aforesaid within the Exclusive Territory, but shall not include customer refunds, adjustments, sales taxes or other taxes collected from customers of End Products for transmittal to the appropriate taxing authority;

     (f) "Laws" means all applicable laws, regulations, by-laws, codes, orders-in-council, or other governmental provisions, however designated, whether federal, provincial, state, regional or local, and whether legislative, judicial or administrative in origin, including without limitation all requirements and conditions, however designated, under all permits or certificates of approval applicable at any time to a Plant. The term "Laws" is also deemed to included all relevant codes, standards, guidelines and criteria of professional engineering societies, institutes or associations applicable to any part of a Plant as well as those of underwriters and fire prevention bodies;

     (g) "Gross Revenue Royalty" means a royalty equal to TWO AND ONE-HALF PERCENT (2.5%) of Gross Revenue;

     (h) "Plant" means a plant (and "Plants" means all such plants) employing of one or more elements of the Collective Technologies; and

     (i) "Trade Marks" includes DuroZyme Plant(TM), 3SF Technology(TM) and all other insignia, labels, slogans and other identification schemes, trade marks, service marks, trade names, industrial design, copyrights and applications therefor that may be owned now or hereafter or used from time to time by the Licensor in association with any portion of the Collective Technologies.

8.2 The Licensor shall have the right, but not the obligation, at its own expense, to supervise or inspect the operation of any Plant in the Exclusive Territory so as to ensure that all of the Licensor's specifications and standards have been met.

8.3 The Licensee will, upon execution of this Agreement, pay the Appointment Fee to the Licensor in cash, or at the discretion of the Licensor, the Licensor may elect to accept therefor a demand promissory note (the "Promissory Note") made jointly and severally by the Licensee and its parent corporation, Duro Enzyme Products Inc., for the full amount of the Appointment Fee, together with interest as may be agreed and set out in such Promissory Note. The Appointment Fee is in addition to the Gross Revenue Royalty.

8.4 As further consideration for the license rights hereby granted, the Licensee shall pay to the Licensor the Gross Revenue Royalty. The Gross Revenue Royalty shall be paid to the Licensor on a quarterly basis within thirty (30) days of the completion of each fiscal quarter of the Licensee.

8.5 The Licensee shall provide to the Licensor audited financial statements and other documentation disclosing the amount of Gross Revenues from the use of the Collective Technologies and the Plants. The audited financial statements and other documentation shall be delivered to the Licensor within one hundred and twenty (120) days of the Licensee's fiscal year end. The Licensee shall grant, and does hereby grant, to the Licensor the right to have its duly authorized representatives attend at the premises of the Licensee during normal working hours to examine all financial records of the Licensee for the purpose of verification of the Gross Revenues, as and when the Licensor advises the Licensee in writing of its intention to seek such access. The Licensor shall deliver to the Licensee written notice of its desire to review the Licensee's financial records relating to this Agreement, which written notice shall be delivered to the Licensee no less than three (3) business days prior to the date of such review by the Licensor, which review shall be at the expense of the Licensor and the Licensor shall only have the right to conduct such a review two times during any twelve (12) month period.

8.6 The parties hereto agree that within thirty (30) business days of the delivery of the audited financial statements and other relevant documentation, the parties shall, if required, adjust the amount of the royalty payments paid by the Licensee to the Company pursuant to Section
     8.4 herein. If the Licensee has overpaid the Licensor, the Licensor shall credit against future payments or, at the Licensor's option, reimburse the Licensee within thirty (30) days of receipt of notice of such overpayment. If the Licensee has underpaid the Licensor, the Licensee shall pay the Licensor the amount of such underpayment within thirty (30) days of receipt of notice of such underpayment.

8.7  All  sums  payable  by  the  Licensee  to  the Licensor hereunder shall:

     (a) be paid when due hereunder without prior demand therefor and without any set-off, compensation or deduction by the Licensee whatsoever; and

     (b) if not paid when due, bear interest at a rate equal to the prime rate of interest charged by Royal Bank of Canada, Vancouver Main Branch, plus six percent (6%) per annum, all without prejudice to any other right or remedy of the Licensor.

                                   ARTICLE IX
                                     GENERAL
                                     -------

9.1 This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld.

9.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

9.3 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.4 Each of the parties shall execute such further and other documents and instruments and do such other things as may be necessary to implement and carry out the intent of this Agreement.

9.5 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, excluding its laws concerning conflicts of laws, which shall be deemed to be the proper law hereof. The Courts of British Columbia shall have jurisdiction (but not exclusive jurisdiction) to entertain and determine all disputes and claims, whether for specific performance, injunction, declaration, or otherwise howsoever both at law and in equity, breach, or alleged, threatened or anticipated breach of this Agreement and shall have jurisdiction to hear and determine all questions as to the validity, existence or enforceability thereof.

9.6 This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors or assigns.

9.7 No condoning, excusing or waiver by any party hereto of any default, breach or non-observance by any other party hereto at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of that party's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of that party in respect of any such continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

9.8 All notices, demands and payments (the "notice") required or permitted to be given hereunder shall be in writing and may be delivered personally, sent by telegram or telex or may be forwarded by first class prepaid registered mail to the addresses set forth herein:

     If  to  the  Licensor:

            To  the  address  shown  on  page  1  of  this  Agreement

     If  to  the  Licensee:

            To  the  address  shown  on  page  1  of  this  Agreement

     Any notice delivered or sent by telegraph or telex shall be deemed to have been given and received at the time of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the expiration of 48 hours after it is posted as addressed above or at such other address or addresses as may from time to time be notified in writing by the parties hereto provided that if there shall be a mail strike, slowdown or other labor dispute which might affect the delivery of such notice by the mails, then such notice shall only be effective if actually delivered.

9.9 All references to any party to this Agreement shall be read with such changes in number and gender as the context hereof or reference to the parties hereto may require.

9.10 Should any part of this Agreement be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder which shall continue in force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

9.11 Any and all agreements, undertakings, covenants and promises set out herein to be performed by the Licensor shall be joint and several between all the parties comprising the Licensor.

9.12 Each party confirms and agrees that it has been duly advised (and fully and fairly informed with respect to such matters) to obtain all necessary and independent legal, accounting, taxation, financial and other applicable professional advice and counsel prior to entering to this Agreement and the transactions referenced herein. Each such party has either obtained all such advice and counsel or has determined to its own satisfaction, having been fully and fairly informed therein, not to seek such advice and counsel.

9.13 If any dispute, difference of opinion or question shall arise between the parties or any of their legal representatives concerning the construction, meaning or effect of this Agreement, or anything in this Agreement contained, or the rights of the parties in this Agreement, the resolution of such dispute, difference, or question shall be governed by the following terms and conditions:

     (a) every such dispute, difference or question shall be referred to a single arbitrator, if the parties or their legal representatives agree on one, but if within five (5) days after a party serves notice requiring an arbitration, the parties cannot agree on an arbitrator, then the arbitrator shall be appointed by a Justice of the Supreme Court of British Columbia on the application of any party to the dispute on notice to the other(s). The arbitrator shall conduct the arbitration under the Commercial Arbitration Act (British Columbia) and every award or determination shall be binding on the parties, their heirs, legal personal representatives, successors and assigns, and shall be a condition precedent to any action in law or in equity relating to this Agreement other than one to compel arbitration under this Agreement;

     (b) in any such dispute, difference or question, the arbitrator shall be allowed unfettered and unlimited discretion to determine in each and every case the solution which best balances the competing interests of the parties to the arbitration and shall not be bound by any legal precedent in such determination; and

     (c) the arbitrator shall not be bound by the provisions of the Commercial Arbitration Act (British Columbia) in respect of fees. The arbitrator shall be entitled to award all or part of the fees against any party in accordance with the principles which govern an award of costs against a non-successful party in a contested matter before the Supreme Court of British Columbia. In the absence of such an award by the arbitrator, the arbitrator's costs shall be borne equally by the parties without regard to their involvement in the arbitration.

9.14 If the parties shall fail to meet their respective obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by force majeure (and for the purposes of this Agreement, force majeure shall mean any act of God, strike, lock-out or other industrial disturbance, sabotage, or blockades, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and restraints of rules and people, civil disturbances, explosion, breakage or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labour, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable means, any act, omission or event whether of the kind herein enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party or parties shall be deemed not to be a force majeure) such failure shall be deemed not to be a breach of the obligations of such party but such party shall use best efforts to put itself in a position to carry out its obligations hereunder and the time for performance of obligations hereunder shall be extended for the length of time that the force majeure shall have continued.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement.

THERMO  ENZYME  PRODUCTS  INC.  by  its

/s/  Rene J. Branconnier
------------------------
Authorized  Signatory

DURO ENZYME SOLUTIONS INC. by its

/s/  Rowland Wallenius
----------------------
Authorized  Signatory

                                  SCHEDULE "A"

                SUMMARY OF PARTICULARS CONCERNING DUROZYME PLANTS
                               AND 3SF TECHNOLOGY

The 3SF Technology embodies the Licensor's DuroZyme Process, a unique process with the following key features:

- Selective, aerobic, high temperature (50-90C) microbial culturing process applicable to any scale

-     Odour  free

- Continuous process wherein culture media overflows from the last fermentation vessel, connected in series, as raw material is added to the first

-     Rapid  throughput  of  as  little  as  18  hours

- Selectively carried out as, but not limited to, a 3-stage process: any number of fermentation vessels can be connected in series

- Input raw organic materials derive from specific sources to ensue a pure food supply for the microorganisms being cultured

- Input of specific raw organic materials leads to selection of specific high temperature microorganisms - from the mixed number that are in or on the raw materials themselves - that favour the specific inputted organic materials as food sources

- In utilizing the specific input raw organic materials as food, specific enzymes are produced

- Enzyme products are stable to prevailing culturing conditions, and especially to high temperatures (50-90C)

- Specific enzymes produced are recovered from the fermented end product first by separation of solids from liquid, then recovery of enzymes from the liquid fraction

- The bulk solids recovered from the fermented organic material, rich in macro- and micronutrients, specific enzymes and microorganisms, are produced for a range of applications including as growth enhancement agents, feed and fertilizer products, in liquid or dried form.

- Specific enzymes produced and recoverable include but are not limited to those that breakdown protein, starch, pectin, cellulose, fiber, fats and lipids; the full range of different known enzyme types can be produced

-     100%  Natural  process  and  products  -  no  chemical  additives  used

The 3SF Technology and DuroZyme Process are delivered by way of compact, environmentally friendly plants. These plants contain the range of systems needed to facilitate culture of thermophiles and production of enzymes therefrom by providing an environment that is optimized for their growth/production, including:

-     Raw  material  receiving  and  handling  systems

-     Hyropulpers  for  raw  material  slurry  production

-     Pumping  systems  for  material  transit/transport

-     Air  handling  and  scrubbing  systems

-     Fermenters  connected  in  series,  equipped  with  mixers  and  aerators

- Heating systems for heating to and maintenance of culture media at a minimum 65C

- Concentrators/evaporators for water removal from slurried raw material and/or the fermented end product

-     Condensers  for  recovery  of  water  and  volatiles

-     Water  purification  equipment

- Centrifuge or filtration systems, including but not limited to micro-, ultra- and nanofiltration equipment, for solids-liquid separation

- Enzyme recovery and purification systems including but not limited to chromatography, isoelectric focusing, and phase partition equipment

- Conventional forced hot air drying and freeze-drying equipment for production of dried end products

-     Packaging  and  bulk  handling  systems  for  packaging  of  end  products

-     Loading  dock  and  end  product  storage  systems

-     Process  monitoring  equipment  and  control  systems

                                  SCHEDULE "B"

                PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT

I,  ___________________________________, the undersigned, hereby acknowledge and agree  that:

1. I will be working areas of research and development the details of which will be critical to the sources of future commercial exploitation of the processes, products or developments arising from such research and development;

2. All information connected with the conduct of the research and development including without limitation, all information, date, inventories, discoveries, improvements, modifications or developments in any manner resulting from the research and development work performed by myself (hereinafter collectively referred to as the "Research") is strictly confidential and proprietary and shall not be revealed or disclosed to any other person except authorized employees, consultants and subcontractors of Thermo Enzyme Products Inc. or Duro Enzyme Solutions Inc. as may be necessary to carry out the research and development.

3. All legal, beneficial and proprietary rights, title and interest in and to the Research and all development work or interim versions pertaining thereto, whether patentable or not (hereinafter collectively referred to as the "Rights"), including all information and documentation relating thereto, shall be the sole property of Thermo Enzyme Products Inc. and Duro Enzyme Solutions Inc. as their respective interests exist.

4. I will, at the request of either or both of Thermo Enzyme Products Inc. and Duro Enzyme Solutions Inc. testify on such party's or parties' behalf in any action or proceeding relating to the Research and do all things necessary and proper for the prosecution of a patent application and its maturity into a patent or for the prosecution or defense of any patent issued which arises from the Rights.

5. I am of the full age of 19 years and am not under any disability which would prevent me from reading and understanding the nature of the undertakings set out herein and I have been afforded the opportunity to read and review this Agreement with advisors of my choice and I fully understand the undertakings of myself set out herein.

Executed  at  ,  British  Columbia,  the  ___  day  of  ___________,  .


SIGNED, SEALED AND DELIVERED )
in the presence of:          )
                             )
---------------------------  )
Name                         )
                             )
---------------------------  )  ------------------------------------------
Address                      )
                             )
---------------------------  )
                             )
---------------------------  )
Occupation                   )